EXHIBIT 8.1


                     [LEAGRE CHANDLER & MILLARD LETTERHEAD]








April 21, 1998



German American Bancorp
711 Main Street
Box 810
Jasper, Indiana  47546

     Subject: Agreement and Plan of Reorganization by and among CSB Bancorp, The Citizens State Bank of Petersburg, German American Bancorp, German American Holdings Corporation, and Community Trust Bank.

Gentlemen:

         You have requested our opinion on certain of the federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among CSB Bancorp, an Indiana corporation ("CSB"), The Citizens State Bank of Petersburg, an Indiana banking corporation, ("Citizens"), German American Holdings Corporation, an Indiana corporation ("GAHC"), German American Bancorp, an Indiana corporation ("German American"), and Community Trust Bank, an Indiana banking corporation ("Community"), and dated December 8, 1997 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, CSB shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger." Simultaneously, Community shall be merged with and into Citizens, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is referred to herein as the "Bank Merger." Collectively, the Holding Company Merger and the Bank Merger are referred to herein as the "Mergers." Capitalized terms used herein that are not defined in this opinion are defined in the Agreement and Plan of Reorganization.

     Documents Reviewed. We have, for purposes of the opinion, reviewed the following documents:

                   1.      The Agreement and Plan of Reorganization.

                   2. The Registration Statement on Form S-4 filed by German American with the Securities and Exchange Commission on February 26, 1998, under the Securities Act of 1933, as amended (the "Registration Statement").

                   3. Such other documents, records, and matters of law as we have deemed necessary or appropriate in connection with rendering this opinion.

We have  relied  upon the above  documents  as to matters  of fact.  We have not independently checked or verified the accuracy or completeness of the information set forth in such documents, but we know of no facts that indicate to us that the information set forth in such documents is inaccurate or incomplete.

     Factual and Legal Assumptions. For purposes of this opinion, we have made the following assumptions as to factual and legal matters:

                   1. The representations and warranties of the parties contained in the Agreement and Plan of Reorganization that may be deemed material to this opinion will be true in all material respects as of the effective date of the Mergers, except as may be otherwise set forth in or contemplated by the Agreement and Plan of Reorganization.

                   2. The representations of German American, Community, GAHC, CSB and Citizens contained in the Representation Certificates attached hereto will be true in all material respects as of the effective date of the Mergers.

                   3. The Mergers and all transactions related thereto or contemplated by the Agreement and Plan of Reorganization shall be consummated in accordance with the terms and conditions of the Agreement and Plan of Reorganization.

     Limitations on Opinion. The following limitations apply with respect to this opinion:

                   1. Our opinion is based upon the Internal Revenue Code (the "Code"), Treasury Regulations, court decisions and Internal Revenue Service policies and rulings as of this date. These fundamentals of our opinion are subject to change at any time, and some of these changes have been applied in the past, retroactively, to affect adversely transactions that had occurred prior to the change.

                   2. We have not been asked to render an opinion with respect to any federal income tax matters, except those set forth below, nor have we been asked to render an opinion with respect to any state or local tax consequences of the Mergers. Accordingly, this opinion should not be construed as applying in any manner to any tax aspect of the Mergers other than as set forth below.

                   3. All of the factual and legal assumptions set forth above are material to the opinion herein rendered and have been relied upon by us in rendering such opinion. Any material inaccuracy in any one or more of the factual or legal assumptions may render all or part of our opinion inapplicable to the Mergers.

     Opinion. Based upon and subject to the foregoing, it is our opinion that:

                  1. The Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code.

                  2. No gain or loss will be recognized by German American, Community, GAHC, CSB, or Citizens as a result of the consummation of the Mergers.

                  3. No gain or loss will be recognized by the CSB shareholders upon exchange of their shares of CSB Common solely for shares of German American Common.

                  4. The basis of the shares of German American Common received by CSB shareholders will be the same, in each instance, as the basis of the shares of CSB Common surrendered in exchange therefor.

                  5. The holding period of the shares of German American Common received by each shareholder of shares of CSB Common will include the period during which the shares of CSB Common surrendered in exchange therefor were held, provided that the shares of CSB Common so exchanged were held as a capital asset by such shareholder.

                  6. Cash payments in lieu of fractional share interests of German American Common will be treated as having been received as distributions in full payment in exchange for the stock converted as provided in Section 302 of the Code.

         We consent to the reference to this opinion and to our firm in the Registration Statement.


                                          Very truly yours,



                                         /s/ Leagre Chandler & Millard

                           REPRESENTATION CERTIFICATE

         German American Bancorp ("German American"), German American Holdings Corporation ("GAHC"), and Community Trust Bank ("Community") make the following representations to Leagre Chandler & Millard to be used by Leagre Chandler & Millard in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among CSB Bancorp ("CSB"), The Citizens State Bank of Petersburg ("Citizens"), GAHC, German American, and Community and dated December 8, 1997 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, CSB shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger." Simultaneously, Community shall be merged with and into Citizens, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is referred to herein as the "Bank Merger." Collectively, the Bank Merger and the Holding Company Merger are referred to herein as the "Mergers."

         German American, Community and GAHC acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre Chandler & Millard in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre Chandler & Millard inapplicable to the Mergers. The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

         "Control" for purposes of these representations means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

         The specific representations made are as follows:

                           1. The fair market value of the German American Common Stock received by each CSB shareholder will be approximately equal to the fair market value of the CSB Common Stock surrendered in the exchange.

                           2. To the best of the knowledge of the managements of German American, Community and GAHC there is no plan or intention on the part of the shareholders of CSB, to sell, exchange, or otherwise dispose of a number of shares of German American Common Stock received in the Mergers that would reduce the CSB shareholders' ownership of German American Common Stock to a number of shares having a value, at the close of business on the effective date of the Mergers ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of CSB as of the same date. For purposes of this representation, shares of CSB Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of German American Common Stock, will be treated as outstanding CSB Common Stock as of the Effective Time. Moreover, shares of CSB Common Stock and shares of German American Common Stock held by CSB shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

                           3. Following the Mergers, Citizens will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Community net assets and at least 70 percent of the fair market value of Community gross assets, held immediately prior to the Mergers. For purposes of this representation, amounts used by Citizens or Community to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Citizens will be included as assets of Citizens or Community, respectively, immediately prior to the Mergers.

                           4. Prior to the Mergers, German American will be in control of Community and GAHC.

                           5. Neither GAHC nor Citizens has any plan or intention to issue additional shares of its stock after the Mergers that would result in German American losing control, respectively, of GAHC or Citizens.

                           6. German American has no plan or intention to reacquire any of its Common Stock issued in the Mergers.

                           7. German American and GAHC have no plan or intention to sell or otherwise dispose of any of the assets of CSB acquired in the Mergers, to liquidate Citizens, to sell or otherwise dispose of the Citizens stock, or to cause Citizens to sell or otherwise dispose of any of its assets or of any of the assets acquired from Community, except for dispositions made in the ordinary course of business.

                           8. The liabilities of CSB to be assumed by GAHC, the liabilities of Community to be assumed by Citizens, and the liabilities to which the assets of CSB and Community are subject, were incurred in the ordinary course of business of CSB and Community.

                           9. Following the Mergers, GAHC will continue the historic business of CSB or use a significant portion of CSB's historic business assets in a business, and Citizens will continue the historic business of Community or use a significant portion of Community historic business assets in a business.

                           10. German American, Community, GAHC, CSB, Citizens and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Mergers.

                           11. There is no intercorporate indebtedness existing between (i) German American or GAHC and Citizens, (ii) Community and Citizens, or (iii) German American or GAHC and CSB that was issued, acquired, or will be settled at a discount.

                           12. In the Mergers, shares of CSB's Common Stock representing control of CSB will be exchanged solely for voting stock of German American. For purposes of this representation, shares of CSB's Common Stock exchanged for cash or other property originating with German American will be treated as outstanding CSB Common Stock as of the Effective Time.

                           13. At the Effective Time, CSB and Citizens will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CSB and Citizens that, if exercised or converted, would affect German American's acquisition or retention of control of CSB and Citizens, respectively.

                           14.  German  American  does  not  own,   directly  or
         indirectly, nor has it owned during the past five years, directly or indirectly, any Common Stock of CSB or Citizens.

                           15. No party to the Mergers is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

                           16. On the date of the Mergers, the fair market value of the assets of Citizens will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                           17.   Neither   CSB  nor   Citizens   is  under   the
         jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.

                           18. The payment of cash in lieu of fractional shares of German American's Common Stock is solely for the purpose of avoiding the expense and inconvenience to German American of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Mergers to the CSB shareholders instead of issuing fractional shares of German American Common Stock will not exceed one percent of the total consideration that will be issued in the Mergers to the CSB shareholders in exchange for their shares of CSB Common Stock. The fractional share interests of each CSB shareholder will be aggregated, and no CSB shareholder will receive cash in an amount equal to or greater than the value of one full share of German American Common Stock.

                           19. None of the compensation received by any shareholder-employees of CSB or Citizens will be separate consideration for, or allocable to, any of their shares of CSB Common Stock; none of the shares of German American Common Stock received by any shareholder-employees of CSB or Citizens will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of CSB or Citizens will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                           20. The Bank Merger and Holding Company Merger will occur on the same date.

                           21. GAHC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by CSB immediately prior to the Mergers. For purposes of this representation, amounts used by CSB to pay its reorganization expenses, amounts paid by CSB to shareholders who receive cash or other property, and all redemptions and distribution (except for regular, normal dividends) made by CSB immediately preceding the transfer will be included as assets of CSB held immediately prior to the Mergers.

                           22. The adjusted basis and fair market value of the assets of CSB transferred to GAHC will each equal or exceed the sum of CSB's liabilities assumed by GAHC, plus any other liabilities to which the transferred assets are subject.


         IN WITNESS WHEREOF, German American, Community and GAHC, each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre Chandler & Millard as of the date written below.

                                          GERMAN AMERICAN BANCORP


Date: April 20, 1998                      By/s/George W. Astrike
                                          George W. Astrike,
                                          Chairman of the Board and Chief
                                          Executive Officer



                                          GERMAN AMERICAN HOLDINGS CORPORATION



Date: April 20, 1998                      By/s/George W. Astrike
                                          George W. Astrike,
                                          Chief Executive Officer




                                          THE COMMUNITY TRUST BANK


                                          /s/Paul G. Cooper
Date: April 20, 1998                      By Paul G. Cooper, President

                           REPRESENTATION CERTIFICATE

         CSB Bancorp ("CSB") and The Citizens State Bank of Petersburg ("Citizens") make the following representations to Leagre Chandler & Millard to be used by Leagre Chandler & Millard in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among CSB, Citizens, German American Holdings Corporation ("GAHC"), German American Bancorp ("German American"), and Community Trust Bank ("Community") and dated December 8, 1997 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, CSB shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger." Simultaneously, Community shall be merged with and into Citizens, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is referred to herein as the "Bank Merger." Collectively, the Bank Merger and the Holding Company Merger are referred to herein as the "Mergers."

         CSB and Citizens acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre Chandler & Millard in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre Chandler & Millard inapplicable to the Mergers. The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

         "Control" for purposes of these representations means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

         The specific representations made are as follows:

                  1. The fair market value of the German American Common Stock received by each CSB shareholder will be approximately equal to the fair market value of the CSB Common Stock surrendered in the exchange.

                  2. There is no plan or intention by the shareholders of CSB who currently are directors and executive officers of CSB and Citizens and to the best of the knowledge of the managements of CSB and Citizens there is no plan or intention on the part of the remaining shareholders of CSB, to sell, exchange, or otherwise dispose of a number of shares of German American Common Stock received in the Mergers that would reduce the CSB shareholders' ownership of German American Common Stock to a number of shares having a value, at the close of business on the effective date of the Mergers ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of CSB as of the same date. For purposes of this representation, shares of CSB Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of German American Common Stock, will be treated as outstanding CSB Common Stock as of the Effective Time. Moreover, shares of CSB Common Stock and shares of German American Common Stock held by CSB shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

                  3. Following the Mergers, Citizens will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Community net assets and at least 70 percent of the fair market value of Community gross assets, held immediately prior to the Mergers. For purposes of this representation, amounts used by Citizens or Community to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Citizens will be included as assets of Citizens or Community, respectively, immediately prior to the Mergers.

                  4. Neither CSB nor Citizens has any plan or intention to issue additional shares of its stock prior to the Mergers.

                  5. The liabilities of CSB to be assumed by GAHC and the liabilities to which the assets of CSB and Community are subject, were incurred in the ordinary course of business of CSB and Community, respectively.

                  6. German American, Community, GAHC, CSB, Citizens and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Mergers.

                  7. There is no  intercorporate  indebtedness  existing between
         (i) German American or GAHC and Citizens, (ii) Community and Citizens, or (iii) German American or GAHC and CSB that was issued, acquired, or will be settled at a discount.

                  8. In the Mergers, shares of CSB Common Stock representing control of CSB will be exchanged solely for voting stock of German American. For purposes of this representation, shares of CSB Common Stock exchanged for cash or other property originating with German American will be treated as outstanding CSB Common Stock as of the Effective Time.

                  9. At the Effective Time, CSB and Citizens will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CSB and Citizens that, if exercised or converted, would affect German American's acquisition or retention of control of CSB and Citizens, respectively.

                  10. To the best of the knowledge of the managements of CSB and Citizens, German American does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Common Stock of CSB or Citizens.

                  11. Neither CSB nor Citizens is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

                  12. On the date of the Mergers, the fair market value of the assets of Citizens will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                  13. Neither CSB nor Citizens is under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.


                  14. None of the compensation received by any shareholder-employees of CSB or Citizens will be separate consideration for, or allocable to, any of their shares of CSB Common Stock; none of the shares of German American Common Stock received by any shareholder-employees of CSB or Citizens will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of CSB or Citizens will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  15. GAHC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by CSB immediately prior to the Mergers. For purposes of this representation, amounts used by CSB to pay its reorganization expenses, amounts paid by CSB to shareholders who receive cash or other property, and all redemptions and distribution (except for regular, normal dividends) made by CSB immediately preceding the transfer will be included as assets of CSB held immediately prior to the Mergers.

                  16. The fair market value of the assets of CSB transferred to GAHC will equal or exceed the sum of CSB's liabilities assumed by GAHC, plus any other liabilities to which the transferred assets are subject.

         IN WITNESS WHEREOF, CSB and Citizens, each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre Chandler & Millard as of the date written below.



                                          CSB BANCORP


                                          /s/ Jerry A. Church
Date: April 20, 1998                      By Jerry A. Church, Executive
                                          Vice President






                                           THE CITIZENS STATE BANK OF
                                           PETERSBURG


                                           /s/ Jerry A. Church
Date: April 20, 1998                       By Jerry A. Church, President